UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Entegris, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 2, 2012

The 2012 Annual Meeting of Stockholders of Entegris, Inc. will be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Wednesday, May 2, 2012, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect eight (8) Directors to serve until the 2013 Annual Meeting of Stockholders.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012.

3.	To approve, on an advisory basis, the Company’s Executive Compensation.

4.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Stockholders of record at the close of business on March 16, 2012 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Peter W. Walcott Senior Vice President, General Counsel & Secretary

Dated: April 2, 2012

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED ENVELOPE BY MAIL, (2) BY COMPLETING A PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) BY COMPLETING A PROXY ON THE INTERNET AT THE INTERNET ADDRESS LISTED ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders to be Held on May 2, 2012 – the Proxy Statement, Form of Proxy and the Annual Report are available at http://investor.entegris.com/financials.cfm

ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

Proxy Statement for the 2012 Annual Meeting of Stockholders

To Be Held on May 2, 2012

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Entegris, Inc., a Delaware corporation, (“Entegris” or the “Company”) for use at the 2012 Annual Meeting of Stockholders to be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Wednesday, May 2, 2012, at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. You may obtain directions to the location of the Annual Meeting of Stockholders by contacting our Investor Relations Department either through the Internet at investor.Entegris.com/contactus.cfm or via email at irelations@Entegris.com. This proxy statement, the foregoing Notice of Annual Meeting of Stockholders, the enclosed form of proxy and the Company’s 2011 Annual Report on Form 10-K are first being mailed or given to stockholders on or about April 2, 2012.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2012 Annual Meeting. Any properly completed proxy forms returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the eight named nominees as directors and in accordance with the recommendations of the Board of Directors with respect to other matters to come before the 2012 Annual Meeting. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2012 Annual Meeting which is not known to the Company as of the date of this proxy statement, unless the proxy directs otherwise.

Stockholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing the proxy card via the Internet at the Internet address listed on the proxy card in accordance with the specified instructions.

All costs of solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2012 Annual Meeting was the close of business on March 16, 2012 (the “Record Date”). On the Record Date, there were 137,239,201 shares of Common Stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including “broker non-votes” and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors (see “Corporate Governance – Majority Voting for Directors” below) and for the approval of the other matters listed in the Notice of Meeting. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors or the other matters listed in the Notice of Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board of Directors, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors. There are no family relationships between or among any officers or directors of Entegris.

Nominees for Election

Set forth below are the name and age of each nominee for election as a director, his principal occupation and the year of his first election as a director of Entegris or a predecessor public corporation.

Name of Nominee	Age	Principal Occupation	Director Since*
Gideon Argov	55	President & Chief Executive Officer, Entegris, Inc.	2004
Michael A. Bradley	63	Chief Executive Officer, Teradyne, Inc.	2001
Marvin D. Burkett	69	Management Consultant	2010
R. Nicholas Burns	56	Professor of The Practice of Diplomacy and International Politics, Kennedy School, Harvard University	2011
Daniel W. Christman	68	Independent Business Consultant	2001
Roger D. McDaniel	73	Retired Executive	1999
Paul L.H. Olson	61	Chairman of the Board, Retired Executive	2003
Brian F. Sullivan	50	Chairman & CEO, Celcuity LLC	2003

*	Includes service with predecessor public company, Entegris, Inc., a Minnesota corporation (“Entegris Minnesota”), in the case of Messrs. McDaniel, Olson and Sullivan and Mykrolis Corporation (“Mykrolis”) in the case of Messrs. Argov, Bradley and Christman.

Set forth below with respect to each director or nominee standing for election at the 2012 Annual Meeting are the principal occupation and business experience during at least the past five years, the names of other publicly held companies of which he serves or has served as a director during such period, as well as the experience, qualifications, attributes or skills that has lead the Board of Directors to conclude that each nominee should serve as a director of the Company.

Gideon Argov serves as our President and Chief Executive Officer. He served as the Chief Executive Officer and a director of Mykrolis from November 2004 until the merger of Mykrolis and Entegris Minnesota into the Company in August of 2005 (the “Merger”). Prior to joining Mykrolis, Mr. Argov was a Special Limited Partner at Parthenon Capital, a Boston-based private equity partnership, since 2001. He served as Chairman, Chief Executive Officer and President of Kollmorgen Corporation (motion systems and components) from 1991 to

2000. From 1988 to 1991 he served as Chief Executive Officer of High Voltage Engineering Corporation (industrial and technology based manufacturing). Prior to 1988, he led consulting engagement teams at Bain and Company. Mr. Argov served as a director of Fundtech Corporation until December of 2010. He currently is a director of Interline Brands, Inc. (maintenance and repair products) and X-Rite Incorporated (color science and technology). Mr. Argov has been a director of the Company since the Merger.

The Board of Directors has concluded that by reason of his extensive experience as a chief executive officer of three public companies prior to his current position and of his many years of experience as a director of a variety of public companies as well as his current position as chief executive officer of the Company, Mr. Argov should serve as a director of the Company.

Michael A. Bradley served as a director of Mykrolis and as Chairman of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. Mr. Bradley has been a director of the Company since the Merger. He served as Chairman of the Audit & Finance Committee of the Company’s Board of Directors from the date of the Merger until June 14, 2006 and as a member of that committee until May 2008 when he joined the Management Development & Compensation Committee of the Company’s Board of Directors. Since 2004 he has been the Chief Executive Officer and a director of Teradyne, Inc., a global supplier of automatic test systems and equipment for semiconductor, military/aerospace, data storage and automotive applications. Prior to that he served as President of Teradyne, Inc. since May of 2003 and as President, Semiconductor Test Division of Teradyne since April of 2001. Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. from 1999 until 2001 and as a Vice President of Teradyne since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley was appointed to Teradyne’s Management Committee in 1994 and its Executive Committee in 1996. Mr. Bradley serves as a director of the Massachusetts High Technology Council. He received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

The Board of Directors has concluded that by reason of his experience as a chief executive officer of Teradyne, Inc. as well as his other senior executive positions with Teradyne which have given him extensive experience within the semiconductor industry and by reason of his nine years of experience as a director of both Mykrolis and the Company, Mr. Bradley should serve as a director of the Company.

Marvin D. Burkett has served as a director of the Company since May of 2010. He has served as the Chief Financial Officer and Chief Administrative Officer of Nvidia Corporation (high performance semiconductor based graphics products) from 2001 until his retirement in 2009. Mr. Burkett also served Advanced Micro Devices, Inc. (manufacturer of semiconductors) from 1972 until 1998, first as corporate controller and then as the Chief Financial Officer and Chief Administrative Officer. Prior to that he worked at the Semiconductor Division of Raytheon Company. Mr. Burkett is a member of the board of directors and Chairman of the Audit Committee of Netlogic Microsystems, Inc. (design, development and sale of high speed integrated circuits for advanced mobile wireless applications) and of Intermolecular, Inc. (research and development for the semiconductor and clean energy industries). Mr. Burkett has also served as a member of the board of directors of each of the following private companies in the semiconductor industry: Audience, Inc., since September 2010, where he serves as Chairman of the audit committee and as a member of the compensation committee, and G2 Holdings Corporation, since January 2011, where he also serves as Chairman of the audit committee. Mr. Burkett holds a B.S. degree and an M.B.A. from the University of Arizona.

The Board of Directors has concluded that by reason of his forty years of experience in the semiconductor industry and of his experience as chief financial officer and chief administrative officer of two major companies serving the semiconductor industry, Mr. Burkett should serve as a director of the Company.

R. Nicholas Burns has served as a director of the Company since May of 2011. He is currently a Professor of The Practice of Diplomacy and International Politics, Kennedy School, Harvard University. Ambassador

Burns served in the United States Foreign Service for twenty-seven years until his retirement in April 2008. He served as Under Secretary of State for Political Affairs from 2005 to 2008. From 2001-2005 he was U.S. Ambassador to NATO. Prior to that from 1997 to 2001 he was U.S. Ambassador to Greece. He is Director of the Aspen Strategy Group, Senior Counselor at the Cohen Group and serves on the Advisory Board for Veracity Worldwide. He is on the Board of Directors of the Rockefeller Brothers Fund, the Center for a New American Security, The Atlantic Council and a number of other non-profit organizations.

The Board of Directors has concluded that by reason of his distinguished career as a diplomat and of his expertise in world affairs, Mr. Burns should serve as a director of the Company.

Daniel W. Christman served as a director of Mykrolis and as a member of the Audit & Finance Committee of the Mykrolis Board of Directors from 2001 until the Merger. From February of 2003 through 2004 he was designated as the Presiding Director of the Mykrolis Board of Directors. Since the Merger he served as a director of the Company and as a member of the Audit & Finance Committee until 2011; he served as Chairman of the Audit and Finance Committee from 2009 until 2011. Since May 2008 Mr. Christman has served on the Governance & Nominating Committee and assumed the role of the Chairman of that Committee in 2011. From 2003 until 2009 he served as Senior Vice President, International Affairs of the U.S. Chamber of Commerce. In 2001 he retired in the grade of Lieutenant General after a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman’s key command positions have also included the U.S. Army’s Engineer School in the early 1990’s, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford’s administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. He currently serves as a director of Teradyne, Inc., a global supplier of automatic test systems and equipment for semiconductor, military/aerospace, data storage and automotive applications. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a Juris Doctor degree from The George Washington University Law School.

The Board of Directors has concluded that by reason of his extensive graduate education, his responsibilities as a General Officer in the U.S. Army, his experience with international business issues with the U.S. Chamber of Commerce and by reason of his nine years of experience as a director of both Mykrolis and the Company, General Christman should serve as a director of the Company.

Roger D. McDaniel has been a director of the Company since the Merger. He served as the independent Chairman of the Board of the Company from 2008 until 2011 and served as the Chairman of the Audit & Finance Committee of the Company’s Board of Directors from June 14, 2006 until May 6, 2009. Prior to the Merger, he served as a director of Entegris Minnesota and as a member of the Compensation and Stock Option and Audit Committees of the Entegris Minnesota Board of Directors from August 1999 until the Merger. Prior to that time, Mr. McDaniel was a director of Fluoroware, Inc. since August 1997. Mr. McDaniel, currently retired, was President and Chief Executive Officer of IPEC, Inc., a manufacturer of chemical-mechanical planarization (CMP) equipment for the semiconductor industry, from 1997 to 1999. From 1989 to August 1996, Mr. McDaniel was the Chief Executive Officer of MEMC Electronic Materials, Inc., a silicon wafer producer, and was also a director of MEMC from April 1989 to March 1997. Mr. McDaniel is a director of Veeco Instruments, Inc. (manufacture of LEDs, solar panels, hard disk drives, and other devices). He is also a past director and Chairman of the Semiconductor Equipment and Materials International (SEMI) organization.

The Board of Directors has concluded that by reason of his many years of industry business experience and of his experience as chief executive officer of two different companies serving the semiconductor industry and by reason of his thirteen years of experience as a director of both Entegris Minnesota and the Company, Mr. McDaniel should serve as a director of the Company.

Paul L.H. Olson has been a director of the Company since the August 2005 Merger. He has served as the independent Chairman of the Board of the Company since May of 2011. He served as a director of Entegris Minnesota and as Chairman of the Governance Committee of the Entegris Minnesota board of directors from March 2003 until the Merger with the Company and as a the Chairman of the Governance and Nominating Committee of the Company’s Board of Directors until 2011. Mr. Olson served as the Chief Executive Officer and a director of nuBridges, Inc., a software business headquartered in Atlanta, Georgia from 2008 until its merger with Liaison Technologies, Inc. in 2011; he continues to serve on the board of directors of Liaison Technologies, Inc. He served as Executive Vice President of Bethel University from 2002 to 2008. Prior to 2000, Mr. Olson was a founding executive of Sterling Commerce, Inc., an electronic commerce software company. Prior to his role with Sterling Commerce, he held executive positions with Sterling Software, Inc. and Michigan National Corp. Mr. Olson is a member of the board of directors of several private companies and non-profit organizations, including WMC Industries, Inc. and Macalester College; Mr. Olson also serves as an advisor to Thoma Bravo Equity Partners. Mr. Olson holds a doctorate degree from the University of Pennsylvania.

The Board of Directors has concluded that by reason of his extensive graduate education, his many years of business and institutional management experience and of his experience as chief executive officer of two different software companies and by reason of his ten years of experience as a director of both Entegris Minnesota and the Company, Mr. Olson should serve as a director of the Company.

Brian F. Sullivan has served as a director of the Company since the Merger in 2005. He served as a director of Entegris Minnesota and as a member of its Compensation and Stock Option Committee from December 2003 until the Merger; and served as a member of the Management Development & Compensation Committee of the Company from the Merger until May 2008 at which time he joined the Audit & Finance Committee. Mr. Sullivan is currently Chairman and CEO of Celcuity LLC, a biotechnology company he co-founded in 2012. Mr. Sullivan was Chairman and CEO of SterilMed, Inc from 2002 until he retired from that company in 2011 in conjunction with its sale to Johnson & Johnson. From 1999 to 2002, Mr. Sullivan was co-chairman of an on-line grocery delivery company, SimonDelivers.com. Mr. Sullivan co-founded Recovery Engineering, Inc. in 1986, and was Chairman and Chief Executive Officer until it was sold in 1999 to Proctor & Gamble Co. Mr. Sullivan served as a member of the board of directors of Virtual Radiologic Corporation from 2008 until that company was sold in 2010, and serves as a director of several private companies and non-profit organizations. Mr. Sullivan holds an A.B. degree from Harvard University.

The Board of Directors has concluded that by reason of his extensive and varied business and management experience and of his experience as chief executive officer of two diverse businesses and by reason of his seven years of experience as a director of both Entegris Minnesota and the Company, Mr. Sullivan should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

CORPORATE GOVERNANCE

Entegris’ Board of Directors believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensure that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process. To this end, our Board of Directors has adopted the Entegris, Inc. Corporate Governance Guidelines, the Entegris, Inc. Code of Business Ethics (which is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors) and a charter for each standing committee of the Board of Directors. The Corporate Governance Guidelines, the Code of Business Ethics and the Charters of the Audit & Finance Committee, the Management Development & Compensation Committee and the Governance & Nominating Committee are available on the Company’s website at http://www.Entegris.com under “Investors” – “Corporate Governance” and will be provided in printed form to any stockholder who requests them from us.

Director Independence

The Company’s Corporate Governance Guidelines provide that a substantial majority of the directors shall be independent. Currently, with the exception of the Chief Executive Officer, our Board of Directors is comprised entirely of independent directors. The Board has determined that each of Messrs. Bradley, Burkett, Burns, Christman, McDaniel, Olson and Sullivan is “independent” as determined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. The Entegris, Inc. Corporate Governance Guidelines also provide that there will be an executive session, comprised exclusively of independent directors, at each regularly scheduled Board of Directors meeting.

Board Leadership Structure

Our board has adopted a structure whereby the Chairman of the Board is an independent director. We believe that having a Chairman independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to the Company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the management representative on the Board. We believe this is important to make information and insight concerning the Company’s business directly available to the directors in their deliberations. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman of the Board is responsible for the smooth functioning of our Board, enhancing its effectiveness by guiding Board processes and presiding at Board meetings and executive sessions of the independent directors. Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities. Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers. Our Chairman also acts as a liaison between our Board and our executive management, promoting clear and open communication between management and the Board.

Board of Directors Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them. While our Board is ultimately responsible for risk oversight at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit & Finance Committee focuses on financial risk, including internal controls and receives an annual risk assessment report from our Internal Audit Department. Our Governance & Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. Finally, our Management Development & Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and related to succession planning for our executive officers.

Related Party Transactions

The Board of Directors has adopted a policy that prohibits any business transaction with a value of $60,000 or more between Entegris and our directors, nominees for director and executive officers or their immediate families. In addition, as part of our annual disclosure documentation process we circulate questionnaires to our directors, nominees for director and our executive officers requiring information as to any business transaction with a value of $60,000 or greater between Entegris and those persons or a member of his or her immediate family. The answers to these questionnaires are reviewed for compliance with this policy by management and discussed with the Audit & Finance Committee and our independent registered public accounting firm. Since January 1, 2011, there has been no such business transaction between Entegris and any director, nominee or executive officer or member of their immediate family. FMR LLC beneficially owns 15,658,356 shares (or approximately 11.6%) of our outstanding common stock based on its holdings reported in a Schedule 13G/A filed with the Securities & Exchange Commission on February 14, 2012. We paid an affiliate of FMR LLC approximately $183,167 to provide 401(k) plan administration and other services to us for fiscal 2011. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

Majority Voting for Directors

On December 17, 2008, the Company’s Board of Directors approved amendments to the Company’s By-Laws and to its Corporate Governance Guidelines to implement a change in the vote required to elect directors in uncontested elections of directors from a plurality-voting standard to a majority-voting standard. This change was effective as of the date of adoption.

These amendments to the By-Laws provide that a director nominee will be elected in an uncontested director election only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. Directors will continue to be elected by a plurality vote at any “contested” election, which is defined as an election where the number of nominees exceeds the number of directorships to be filled. These amendments to the By-Laws also prohibit the Board from nominating for election (or filling a vacancy or newly created directorship with) any candidate who has not agreed in advance to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for reelection in the next election, and (b) the Board’s acceptance of such resignation. These amendments to the By-Laws impose a similar requirement on director candidates nominated by stockholders. All nominees for election as director listed above have agreed to tender such a resignation.

If an incumbent director does not receive the required vote for reelection, the Governance & Nominating Committee of the Board will make a recommendation to the Board as to whether to accept the director’s resignation; the Board will consider this recommendation and determine, within 90 days after certification of the election results, whether to accept the director’s resignation and will promptly disclose its decision (including the reasons underlying the decision) in a filing with the Securities & Exchange Commission.

Board and Committee Meetings

The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the directors. As noted

above, the Board has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent registered public accounting firm as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held eight meetings during fiscal 2011. The current members of the Audit & Finance Committee are Marvin D. Burkett, Chairman, Roger D. McDaniel and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and to comply with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Roger D. McDaniel and Marvin D. Burkett, members of the Audit & Finance Committee, each possess the attributes of an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors also has a standing Management Development & Compensation Committee, which reviews executive compensation and development and provides recommendations to the Board regarding Entegris’ compensation programs. The Board of Directors has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Management Development & Compensation Committee include determining the compensation of the named executive officers and the compensation policies impacting other executive officers, reviewing and recommending changes to equity incentive and other employee benefit plans, reviewing the administration of such plans, reviewing the Company’s management development programs and strategies and reviewing and recommending annual compensation for the Board of Directors. The Management Development & Compensation Committee held six meetings during fiscal 2011. The current members of the Management Development & Compensation Committee are Michael A. Bradley, Chairman, Marvin D. Burkett and Roger D. McDaniel, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors has a standing Governance & Nominating Committee, which provides recommendations to the Board regarding Entegris’ corporate governance and corporate responsibility programs and recommends nominees to be elected to the board of directors. The Board of Directors has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Governance & Nominating Committee include the periodic review of corporate governance guidelines and matters related to corporate responsibility, review of matters relating to the size, composition, required skills and structure of the Board of Directors and committees thereof, the review and evaluation of potential candidates for nomination to the Board, recommendation to the Board of Directors of a slate of nominees for election as directors each year and the determination to accept or reject resignations of directors who fail to receive a majority vote for their re-election to the Board as described above. The Governance & Nominating Committee held three meetings during fiscal 2011. The current members of the Governance & Nominating Committee are Daniel W. Christman, Chairman, R. Nicholas Burns and Brian F. Sullivan, each of whom has been determined by the Board of Directors to be “independent” as defined under Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors held four meetings during fiscal 2011. Each of Messrs. Argov, Bradley, Burkett, Burns, Christman, McDaniel, Olson and Sullivan attended at least 75% of the aggregate number of meetings held by the Board of Directors and by any committee on which he at the time served.

Director Nomination Process

The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The Committee may identify potential candidates for first-time nomination as a director using a variety of sources – recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected and engaged by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain sufficient information concerning the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the specified minimum qualifications for first-time director nominees; (2) whether the individual would be considered independent under applicable rules of NASDAQ and the Securities and Exchange Commission; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board.

The Governance & Nominating Committee evaluates candidates for director nominees in the context of the current composition of the Board taking into account all factors it considers appropriate, including but not limited to, the characteristics of independence, skills, experience, availability for service to Entegris, tenure of incumbent directors on the Board and the anticipated needs of the Board of Directors. The Governance & Nominating Committee believes that, the assessment of potential nominees to be recommended by the Governance & Nominating Committee, should include consideration of the following factors: (i) a position capable of making, or a record of, valuable contributions to the business community, (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) experience in the semiconductor/microelectronics industry or in other industries in which the Company operates; (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; (v) candor and willingness to operate on a team and to seek consensus; or (vi) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like. While the Board of Directors does not have a formal policy with respect to diversity, the Board and the Governance & Nominating Committee each believe that it is desirable that the Board members represent diverse viewpoints, with a range of experiences, professions, skills, geographic representation and backgrounds that provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the Company’s stockholders. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the business judgment of the Board of Directors. The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for the Committee’s consideration taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chairman, Governance & Nominating Committee in care of the Company’s Senior Vice President, General Counsel & Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our By-Laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Stockholder Proposals and Nominees for 2013 Annual Meeting” below. In addition, as noted above, our By-Laws require that all nominees, as a condition to being nominated, agree to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for reelection in the next election, and (b) the Board’s acceptance of such resignation.

Communications with the Independent Directors

Stockholders and other interested parties may communicate directly with a member or members of the Board or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, c/o our Senior Vice President, General Counsel & Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications will be reviewed by the Company’s Senior Vice President, General Counsel & Secretary and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Board (Mr. Olson). The Chairman of the Board will provide to the directors copies or summaries of any such stockholder communications as he considers appropriate.

Director Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend Annual Meetings of Stockholders. All current directors attended the 2011 Annual Meeting of Stockholders.

Director Compensation

The Board of Directors adopted the following standard compensation arrangements for non-employee directors: an annual retainer of $55,000 plus an annual fee of $5,000 for service on the Audit & Finance Committee. Committee chairmen receive an annual fee in lieu of any committee service fee of $5,000 for the Chairman of the Governance and Nominating Committee and of $10,000 for the Chairman of the Audit & Finance Committee and of the Management Development & Compensation Committee. Non-employee directors are also entitled to an annual equity award of $100,000 worth of restricted stock units valued on the date of each Annual Meeting with restrictions lapsing on the date of the next Annual Meeting. New directors receive a one-time initial director’s stock option award covering 15,000 shares at the first Board of Directors meeting following election. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. The Entegris Board of Directors adopted the following standard compensation arrangement for the independent Chairman of the Board (Mr. Olson): the above specified annual retainer and applicable fees from committee service plus an annual chairman’s fee of $40,000. All of the foregoing fees are based on a June through May fiscal period and are paid quarterly in advance. Mr.  Argov receives no compensation for his service as a director.

Fiscal Year 2011 Director Compensation

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2011.

(a)	(b)	(c)		(d)	(e)	(f)
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)		Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Michael A. Bradley	$62,500	$99,997			—	$162,497
Marvin D. Burkett	$63,750	$99,997			—	$163,747
R. Nicholas Burns	$41,250	$99,997	(3)	$74,700	—	$215,947
Daniel W. Christman	$61,250	$99,997			—	$161,247
Roger D. McDaniel	$70,000	$99,997			—	$169,997
Paul L. H. Olson	$86,250	$99,997			—	$186,247
Brian F. Sullivan	$60,000	$99,997			—	$159,997

(1)	Gideon Argov, the Company’s President and Chief Executive officer, is not included in this table since he is an employee of the Company, receives no compensation for his services as a director and is included in the Summary Compensation Table under Executive Compensation below.
(2)	Reflects the aggregate grant date fair value of awards of restricted stock units to each director during 2011, calculated in accordance with FASB ASC Topic 718. As of December 31, 2011 the aggregate number of outstanding restricted stock units held by each director was as follows: Mr. Bradley – 11,806; Mr. Burkett – 11,806; Mr. Burns – 11,806; Mr. Christman – 11,806; Mr. McDaniel – 11,806; Mr. Olson – 11,806; and Mr. Sullivan – 11,806.
(3)	Includes a new director stock option grant covering 15,000 shares at an exercise price of $8.47, the closing price for the Company’s stock on May 4, 2011. As of December 31, 2011 the aggregate number of outstanding stock options held by each director was as follows: Mr. Bradley – 57,676; Mr. Burkett – 15,000; Mr. Burns – 15,000; Mr. Christman – 31,970; Mr. McDaniel – 27,000; Mr. Olson – 24,000; and Mr. Sullivan – 24,000.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is summary information concerning certain compensation earned, paid or awarded during fiscal years 2011, 2010 and, 2009 by the Company to our chief executive officer, our chief financial officer and to the three other most highly compensated executive officers who were serving as executive officers at the end of the fiscal year. Throughout this proxy statement we refer to these individuals collectively as the named executive officers.

Compensation Discussion and Analysis

Objectives of Executive Compensation Policies

The Entegris executive compensation policies are designed so that: (i) total compensation is tied to individual performance, (ii) total compensation will vary with the Company’s performance in achieving financial and other strategic objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. Further, the Entegris executive compensation policies provide that the proportion of variable compensation increases as an employee’s level of responsibility increases so that compensation for senior executives is aligned with the Company’s performance. For these reasons, the Entegris executive compensation policies prioritize: pay-for-performance, competitive compensation and employee retention and alignment with stockholders’ interests. The overall objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high-caliber executives;

•	foster teamwork and support the achievement of Entegris’ financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in stockholder value;

•	encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of Entegris and its stockholders by making incentive compensation dependent upon Company performance.

For 2011, the Management Development & Compensation Committee of the Board, which is comprised solely of independent non-employee directors, as described under “Corporate Governance” above (the “Committee”), retained the services of the independent compensation advisory firm Frederick W. Cook & Co., Inc. (“FW Cook”) to assist with the review and evaluation of the Company’s compensation policies and to suggest new or alternative compensation arrangements where appropriate. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives. During 2011 FW Cook performed services only for the Committee under its direction and performed no other services for Entegris.

In addition, in establishing its compensation policies for a given year, the Committee will evaluate the results from the most recent shareholder advisory vote on compensation to consider the implications of such advisory vote for the Committee’s compensation policies and determine whether any changes are appropriate. At the 2011 Annual Meeting of Stockholders 85% of the votes cast with respect to the advisory vote on executive compensation voted to approve the compensation paid in 2010 to the named executive officers listed in the “Summary Compensation Table” below. In light of this favorable advisory vote, the Committee determined that no significant change in its compensation policies was recommended.

Evaluation of Compensation against External Data

In the design of the 2011 compensation programs the Committee evaluated each element of compensation as well as total compensation against corresponding compensation data from comparable companies collected by

FW Cook. The Committee compared the Company’s compensation practices and levels of pay to compensation paid by a group of companies that were evaluated by FW Cook as being comparable to Entegris. For 2011 this “peer group” was comprised of the following 17 companies:

ATMI, Inc.	FEI Company	Robbins & Meyers Inc.
Brooks Automation, Inc.	FormFactor, Inc.	Teradyne, Inc.
Cabot Microelectronics Corporation	IDEX Corporation	Varian Semiconductor
Coherent, Inc.	Kulicke & Soffa Industries, Inc.	Equipment Associates, Inc.
Cymer Inc.	MKS Instruments, Inc.	Veeco Instruments Inc.
EMCORE Corporation	Novellus Systems, Inc.	Verigy Ltd.

Information concerning the compensation practices of these companies was drawn from their proxy statements. The Committee periodically directs FW Cook to review the “peer group” to assure that the companies included continue to be as closely comparable to the Company as reasonably possible.

FW Cook supplemented this data with compensation survey data from technology companies and a broader, general industry compensation survey to develop a composite market perspective on competitive pay levels.

Based upon the Committee’s review of the compensation arrangements discussed below, the compensation levels of the above companies, general market pay practices for executives and its assessments of individual and corporate performance, the Company and the Committee believe that the value and design of the Company’s executive compensation policies for 2011 were appropriate. While executive officers, principally the Senior Vice President for Human Resources, worked closely with the Committee and with FW Cook, to design Entegris compensation programs for 2011, the Committee ultimately decides which policies to adopt and directs and finally approves the design of all compensation programs as well as the specific compensation paid to each of the named executive officers.

Elements of Compensation

The 2011 Entegris compensation program for senior executives, including the named executive officers listed in the Summary Compensation Table below, consisted of a number of elements which are summarized in the following table:

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2011 Commentary
Base Salary	Rewards core competence in the executive role relative to required skills, experience and contributions to the Company with fixed compensation targeted at the median level, based on competitive market practice. Please see the discussion at “Base Salary” below.	The Company awarded a merit increase to the base salary of the named executive officers other than the CEO during fiscal 2011 (ranging from 2% to 4%) due to the fact that their base salaries were generally below the median level and for retention purposes.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2011 Commentary

Short-Term Incentive Compensation (EIP)

Rewards achievement of Company financial performance criteria to:

•   Provide focus on meeting annual performance goals that will lead to our long-term success; and

•   Annual performance-based cash incentive compensation.

In 2011 EIP awards were again based on the Company’s EBITA performance (weighted at 75%) and on the achievement of specified 2011 key business objectives (weighted at 25%). During 2011 the Company’s performance exceeded the target level for the EBITA metric and met target for the key business objectives qualifying for a combined award at 109% of target. This was below the 2010 award level of 170%, which reflected the strong semiconductor business environment in 2010.

Long-Term Incentive Compensation

The Company awards time vested stock options and restricted stock units to its executive officers. Both types of award vest ratably over 4 years and represent a significant portion of an executive officer’s total compensation. When combined with the EIP compensation element, approximately 75% of the CEO’s compensation and over 60% of the compensation of the other named executive officers is “at risk”, being dependent on the Company’s performance. The purposes for long term incentive awards are to:

•   Promote Executive ownership of our stock;

•   Promote retention of executives in a normally competitive labor market over the longer term;

•   Encourage management focus on critical performance metrics creating value for stockholders.

Long term incentive awards in fiscal 2011 were consistent with the 2010 practice.

Retirement Benefits

The Company provides both a qualified and non-qualified tax-deferred retirement savings vehicle in order to:

•   Encourage employee long-term commitment to the Company;

•   Promote employee savings for retirement; and

•   Make total retirement benefits available to executives commensurate with other employees as a percentage of compensation.

There were no changes to the participation in the Company’s retirement plans and no change to the benefits provided.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2011 Commentary

Welfare Benefits	Executives participate in employee benefit plans generally available to employees to provide a broad-based total compensation program designed to be competitive in the labor market.	In 2011 there were no changes from historical practice.

Perquisites	The Company provided limited perquisites to reward increased responsibility and leadership duties and to promote healthy lifestyle, responsible personal financial planning and to enhance productivity of business travel.	There were no changes from the prior year. See the discussion at “Personal Benefits” below for a fuller discussion.

Change in Control Termination Benefits	Change in control agreements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control of the Company. The change in control agreements are described in more detail below under “Potential Payments upon Termination or Change in Control”.	During 2011 there were no amendments to these agreements and no new change in control agreements were entered into.

The use of these compensation elements enables us to reinforce our pay for performance philosophy and to strengthen our ability to attract and retain high-quality executives. The Company and the Committee believe that this combination of compensation elements provides an appropriate mix of fixed and variable pay and achieves an appropriate balance between short-term operational performance and long-term shareholder value. The Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to emphasize performance-based compensation tied to financial metrics approved by the Committee and to achieve the appropriate balance between cash compensation and equity compensation, as well as to reflect the level of responsibility of the executive officer. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. With respect to fiscal 2011, the total compensation paid to the named executive officers included both short term cash incentive compensation and non-cash equity long-term incentive compensation.

When making compensation decisions, the Committee analyzes tally sheets prepared for each senior executive, including the named executive officers. During 2011 these tally sheets were prepared by our human resources and finance departments and reviewed and commented on by FW Cook. Each of these tally sheets presents the dollar amount of each major component of the named executive officers’ compensation, including current cash compensation (base salary and short term incentive compensation), accumulated deferred compensation balances and outstanding equity awards.

The overall purpose of these tally sheets is to bring together in one place, all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation, so that the Committee may analyze both aggregate total amount of actual and projected compensation. The Committee uses the tally sheet information in all other aspects of its analysis and compensation decision–making process including internal pay equity and other decisions regarding executive compensation.

When making compensation decisions, the Committee also looks at the compensation of our CEO and the other named executive officers relative to the compensation paid to similarly-situated executives at those “peer” companies listed above – this is often referred to as “benchmarking.” The Committee believes, however, that a benchmark should be just that – a point of reference for measurement – but not the determinative factor for our executives’ compensation. The purpose of the comparison is merely to supplement and not to supplant the analyses of internal pay equity, wealth accumulation and the individual performance of the executive officers that we consider when making compensation decisions. Because the comparative compensation information is just one of the several analytical tools that are used in setting executive compensation, the Committee has discretion in determining whether to use this information and/or the nature and extent of its use.

Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s overall budget for merit increases; and the competitive environment. Each year, we survey the compensation practices of companies serving the semiconductor and other industries deemed relevant as well as general market pay practices for executives in the United States as well as in other countries in which we have significant employee populations in order to assess the competitiveness of the compensation we offer. In fiscal 2011, we continued to target base salary at the median level of the companies identified by and included in the compensation surveys conducted or relied upon by FW Cook. For 2011 the Committee approved base salary merit increases to the named executive officers as follows: Mr. Argov – none; Mr. Loy – $15,190; Mr. Graves – $8,985; Mr. Walcott – $5,184; and Mr. Murphy – $5,490.

As noted above, the Company and the Committee believe that our success is dependent on our ability to hire and retain high-caliber executives in critical functions, and the pursuit of this objective may require us to recruit individual executives who have significant compensation and retention packages in place with other employers. In order to attract such individuals to Entegris, we may be required to negotiate compensation packages that deviate from the general principle of targeting base pay at the median of our peers. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues.

Short-Term Incentive Compensation

Entegris has for a number of years maintained a short-term variable incentive compensation program, the Entegris Incentive Plan or EIP, providing for a potential cash award based upon the achievement of financial and operating performance objectives in accordance with a sliding scale established by the Committee with a fractional award for threshold performance, a full award for target performance and a premium award of up to two times target for extraordinary performance; during 2011 the sliding scale was different for each of these two types of objectives. In addition to the financial criteria and operating performance objectives, awards under the EIP are conditioned on the Company achieving an operating profit and were subject to downward adjustment from the award earned if necessary to achieve the Company’s target business model as described to investors. Under this plan, an incentive pool is established based upon the level of the attainment of financial objectives established by the Committee. The CEO is eligible to receive an incentive compensation payment targeting 100% of his base salary and the named executive officers listed in the “Summary Compensation Table” below other than the CEO are eligible to receive an incentive compensation payment targeting 75% of their base salary. Other employees were eligible to receive lesser percentages of their base salary at target performance under the EIP, ranging from 3% to 50%, depending on their level of responsibility. The Entegris Incentive Plan is administered by and all awards are made at the discretion of the Committee. For 2011 the EIP awards were based on: (i) the achievement of EBITA within a range established by the Committee (from $106 million to $179 million), weighted at 75 and providing for awards ranging from 40% of weighted target for threshold performance to a maximum of two times target for performance at the top of the range; and (ii) the achievement of critical business objectives (relating to market penetration, customer service, quality performance, manufacturing efficiency and effective capacity expansion), weighted at 25% and providing for awards ranging from 30% of weighted target to 1.5 times target if all critical business objectives were achieved. The Company’s EBITA performance in 2011 was 112% of target and the Company achieved target performance of 5 out of 8 critical business objectives for a combined award of 109% of target.

While EIP awards were paid with respect to 2011 and 2010, in January of 2009 management and the Committee determined that, because of the severity of the economic recession and the deterioration in the Company’s business, there would be no EIP for 2009. These awards and this development are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” and the 2011 EIP award is also reflected in the “Fiscal Year 2011 Grants of Plan Based Awards” table below for the named executive officers.

Long-Term Incentive Compensation

Executives are also eligible to receive equity grants and awards under the Entegris equity incentive plan, the 2010 Stock Plan, which is also administered by the Committee. As a general matter, restricted stock unit awards and stock option awards to senior executives were the principal vehicles used by Entegris for the payment of long-term incentive compensation during 2011. The Company and the Committee believed that for 2011 the award of stock options was an effective mechanism to align the interests of our executive officers with those of Entegris shareholders which is expected to lead to an increase in the long-term value of Entegris. In light of accounting rules, which require that we take an operating statement charge with respect to the grant of stock options, the Company and the Committee believe that grants of stock options to the broad-based key employee population are a less efficient long-term compensation vehicle than awards of restricted stock units. However for executive officers and certain senior executives, the Committee believes that a mixture of restricted stock units and stock options is appropriate. All stock options granted to executive officers by our predecessor companies and by the Company were granted with an exercise price equal to the fair market value on the date of grant. The Board has adopted a standing agenda that provides that the Committee will consider equity awards for a given year at an early meeting during that year.

The 2011 long term incentive awards to the named executive officers are listed in the “Fiscal Year 2011 Grants of Plan Based Awards” table below under the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards”, “All Other Stock Awards Number of Shares of Stock or Units” and “All Other Option Awards Number of Securities Underlying Options”. Sixty percent of the 2011 award (in terms of the fair value transfer of the award) to executive officers, including the named executive officers, consisted of stock options to vest in four equal installments on February 19th of the first through the fourth years following the date of grant, and forty percent consisted of restricted stock units, with restrictions lapsing in four equal installments on February 19th of the first through the fourth years following the date of award. The Committee chose to grant sixty percent of the 2011 long term incentive award as stock options, that only provide value to the awardee if the price of the Company’s stock appreciates, to address the need for performance based long term incentive awards. The award of restricted stock units addressed another concern, the ability to retain executive officers and other key employees during turbulent economic times and thereafter. Non-executive employees receiving equity awards in 2011 received restricted stock units, with the restrictions lapsing proportionately over four years.

Stock Ownership Guidelines

During 2011 the Company continued the stock ownership guidelines in order to assure the continuation of the close alignment of the interests of those executive officers who are elected by the Board of Directors with those of Entegris stockholders. This alignment is a critical objective of the long term incentive compensation discussed above. The guidelines provide that the CEO should attain and maintain beneficial ownership of Entegris stock having a value equal to five times his annual base salary; Executive Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to four times their respective annual base salaries, the Chief Financial Officer should attain and maintain beneficial ownership of Entegris stock with a value equal to three times his annual base salary and Senior Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to two times their annual base salary. Since Mr. Graves is also an Executive Vice President, he is held to the higher ownership standard of four times base salary. For purposes of the stock ownership guidelines, beneficial ownership of Entegris stock includes direct holdings, indirect holdings by immediate family and 401(k) and employee stock ownership plans, unvested restricted stock and restricted stock units and the net share value of in-the-money vested and unvested stock options. The guidelines also provide that executives should attain this beneficial ownership of Entegris stock within five years of the later of their appointment to these positions or the date the guidelines were adopted. As of March 16, 2012, all of the named executive officers were in compliance with the stock ownership guidelines.

Chief Executive Officer Compensation

The Committee evaluates the compensation package of the Chief Executive Officer of Entegris in accordance with the objectives and methodology described above. In 2006 Mr. Argov’s salary was established pursuant to a revised employment agreement entered into in connection with the merger of two predecessor corporations into the Company at a base salary of $600,000 per year which was approved by our Board of Directors on August 10, 2005. In addition, through 2008 Mr. Argov was eligible to participate in the Company’s variable incentive compensation plan, the EIP, at a target pay out level of 75% of base salary; for years subsequent to 2008 his payout level was increased by the Board of Directors to 100% of base pay. Mr. Argov also participates in other employee benefits offered by Entegris, including equity incentive plans, and in any supplemental retirement plan offered by Entegris. He is also entitled to receive a financial planning allowance. In evaluating Mr. Argov’s compensation for 2011, the Committee also considered compensation levels of chief executive officers in the market pay survey conducted by FW Cook, individual performance and Entegris recent financial performance. For 2011 the Committee and the Board of Directors determined that Mr. Argov’s salary remain at the 2006 level.

During 2011, Mr. Argov was granted a long-term equity incentive award consisting of stock options covering 139,806 shares and 54,794 shares of time-based restricted stock units, in each case on the same terms as described above under “Long Term Incentive Compensation”.

Benefits

We provide benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those U.S. employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	✓	✓	✓
Medical/Dental Plans	✓	✓	✓
Life and Disability Insurance [1]	✓	✓	✓
Employee Stock Purchase Plan	✓	✓	✓
Entegris Incentive Plan [2]	✓	✓	✓
Long Term (Equity) Incentive Program [2]	✓	✓	Not Routinely
Change of Control Agreements	✓	Not Offered	Not Offered
Supplemental Executive Retirement Plan (SERP)	✓	✓	Not Offered
Deferred Compensation Plan	✓	✓	Not Offered

(1)	Entegris provides Company-paid Long-Term Disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All Entegris officers receive company-paid Long-Term Disability coverage that provides a monthly benefit of 60% of qualified salary to a maximum of $15,000 per month.
(2)	Certain selected foreign managers are also eligible to participate in these plans.

Personal Benefits

The Company and the Committee believe that personal benefits, or perquisites, for executive officers should be limited in scope and value. As a result, during 2011 we offered executives a minimal level of perquisites. We provided our senior officers, including the named executive officers, with a limited financial planning allowance via taxable reimbursements for financial planning services such as financial planning advice, tax and estate planning, and tax preparation, which are focused on assisting officers in achieving the highest value from their compensation. In addition, we provide limited reimbursement for life and disability insurance, and health club and airline club memberships and executive physical exams in order to encourage a healthy life style and provide more productive business travel arrangements. The aggregate value of all perquisites provided to the named executive officers during 2011 was less than $10,000 each. The Committee has determined that effective for 2012 and future years all perquisites other than the life and disability insurance (which is cost effective for the Company) would be eliminated and that the base salary for the named executive officers would be increased to compensate them for the loss of these perquisites as follows: Mr. Argov – $25,000; Mr. Loy – $10,060; Mr. Graves – $8,900; Mr. Walcott – $8,520; and Mr. Murphy – $5,900.

Retirement Plan

During 2011 Entegris offered retirement benefits to its U.S. employees through the tax-qualified Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement), as amended, hereafter referred to as the 401(k) Plan, which generally provides for both an employer match for employee contributions and a discretionary profit sharing contribution. Executive officers participated in the 401(k) Plan on the same terms as those available for other eligible employees in the U.S. The 401(k) Plan provides a long-term savings vehicle that allows for pre-tax and/or post-tax Roth contributions by employees and tax-deferred earnings. In 2011 and 2010 the Company made matching contributions to the 401(k) Plan equal to 100% of such employee contributions on the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, not to exceed the annual IRS limit. During prior years the 401(k) Plan also included a defined contribution element that features a discretionary cash profit-sharing contribution as and if approved by the Committee. These discretionary profit-sharing contributions vested beginning after two years of service in 25% annual increments until the employee is 100% vested after five years of service. Employees direct their own investments in the 401(k) Plan among 27 investment funds. In response to the severe economic recession, in order to conserve cash and to assure attainment of adequate profitability, effective in March 2009 the Company eliminated the Company matching contribution for the balance of 2009 and eliminated the Company discretionary profit sharing contribution.

In connection with the 401(k) Plan we also maintain a Supplemental Executive Retirement Plan (SERP). Under this non-qualified plan, certain senior executives, including the named executive officers, are allowed certain salary deferral benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans. Compensation that may be deferred into the SERP include employee and matching employer contributions as well as employer discretionary profit sharing contributions to the 401(k) Plan that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. SERP participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the SERP participant, which may be allocated among the same 27 investment funds as are offered with respect to the 401(k) Plan accounts.

As noted, the discretionary profit sharing contribution to the 401(k) Plan and the SERP was eliminated during the 2009 economic recession. In addition, as with the 401(k) Plan, employer matching contributions to the SERP were eliminated effective March 2009, but were restored in 2010.

The individual participant balances in the 401(k) Plan and SERP reflect a combination of: (1) the annual amount contributed by the Company or by the employee to the 401(k) Plan and the SERP and the amount of his or her cash compensation that the employee elects to defer; (2) the annual contributions and/or deferred amounts being invested at the direction the employee (the same investment choices are available to all participants); and (3) the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including the named executive officers, may have materially different account balances because of a combination of these factors.

See “Fiscal Year 2011 Nonqualified Deferred Compensation” below for more information on SERP balances and earnings.

Summary Compensation Table

The following table summarizes the reportable compensation, in accordance with Item 402(c) of Regulation S-K under the Securities Act of 1933, to the named executive officers for the fiscal years ended December 31, 2011, 2010 and 2009:

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)		(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards (1) ($)		Option Awards (2) ($)		Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)		Total ($)
Gideon Argov President & Chief Executive Officer	2011 2010 2009	$ $ $	600,000 598,154 466,385	$ $ $	0 0 0	$ $ $	479,995 483,019 610,500	$ $ $	720,001 543,844 201,600	$ $ $	654,000 1,020,000 0	$ $ $	23,600 25,004 23,537	$ $ $	2,477,596 2,670,021 1,302,022

Gregory B. Graves Executive Vice President & Chief Financial Officer	2011 2010 2009	$ $ $	331,681 321,826 245,831	$ $ $	0 0 0	$ $ $	178,003 240,120 261,000	$ $ $	266,997 281,947 84,000	$ $ $	273,127 414,522 0	$ $ $	31,608 14,100 1,227	$ $ $	1,081,416 1,272,515 592,058

Bertrand Loy Executive Vice President & Chief Operating Officer	2011 2010 2009	$ $ $	397,350 382,154 291,490	$ $ $	0 0 0	$ $ $	278,796 282,150 266,875	$ $ $	418,201 317,680 84,000	$ $ $	328,177 492,469 0	$ $ $	17,406 15,957 2,967	$ $ $	1,439,930 1,490,410 645,332

Peter W. Walcott Senior Vice President, General Counsel & Secretary	2011 2010 2009	$ $ $	278,085 271,723 208,012	$ $ $	0 0 0	$ $ $	150,400 157,907 164,387	$ $ $	225,596 177,791 50,400	$ $ $	228,475 349,727 0	$ $ $	21,673 12,302 16,592	$ $ $	904,229 969,450 439,391

John J. Murphy Senior Vice President Human Resources	2011 2010 2009	$ $ $	258,622 252,222 193,083	$ $ $	0 0 0	$ $ $	97,998 133,898 116,589	$ $ $	147,002 150,760 36,000	$ $ $	212,632 324,628 0	$ $ $	23,688 11,397 2,886	$ $ $	739,942 872,905 348,558

(1)	The amounts in column (e) reflect the dollar amount of the grant date fair value computed in accordance with FASB ASC Topic 718 (column (e)) for awards of restricted stock units made pursuant to the Company’s long term incentive program during each of the fiscal years ended December 31, 2011, 2010 and 2009. The amounts in column (e) for 2009 also include the dollar amount of the grant date fair value, computed in accordance with FASB ASC Topic 718 (column (e)), of restricted stock unit awards made in lieu of 10% of the base salary to each of the named executive officers on January 14, 2009 as follows: Mr. Argov – 30,151 shares; Mr. Graves – 15,892 shares; Mr. Loy – 18,844 shares; Mr. Walcott – 13,448 shares; Mr. Murphy – 12,482 shares; the restrictions on all of these shares lapsed on January 14, 2010. For a discussion of the assumptions underlying these valuations please see Note 12 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2011, which accompanies this Proxy Statement.
(2)	The amounts in column (f) consist of the dollar amount of the grant date fair value, computed in accordance with FASB ASC Topic 718 (column (f)) with respect to stock option awards granted in 2011, 2010 and 2009. For a discussion of the assumptions underlying these valuations please see Note 12 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2011, which accompanies this Proxy Statement.
(3)	The amounts listed under column (g) were payable under the Entegris Incentive Plan with respect to the Company’s performance during the indicated fiscal year and were paid in February or early March of the succeeding year. As indicated in the Compensation Discussion and Analysis section above, the Company’s performance in 2009 did not qualify for any award under the EIP.
(4)	Included in the amounts listed under column (h) are: (a) employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2005 Restatement) (the “401(k) Plan”) of $9,800 to each of Messrs. Argov, Graves, Loy, Walcott and Murphy in each of 2011 and 2010; of $2,612 to Mr. Argov, $0 to Mr. Graves, $2,296 to Mr. Loy, $1,579 to Mr. Walcott, and $1,563 to Mr. Murphy in 2009; (b) employer matching contributions to the Entegris, Inc. Supplemental Executive Retirement Plan for Key Salaried Employees (SERP) as follows: for 2011: Mr. Argov – $12,200; Mr. Graves – $20,048; Mr. Loy – $6,700; Mr. Walcott – $10,617; and Mr. Murphy – $12,535; for 2010: Mr. Argov – $14,126; Mr. Graves – $3,073; Mr. Loy – $5,486; Mr. Walcott – $1,069; and Mr. Murphy – $289; for 2009: Messrs. Argov, Graves and Loy – $0; Mr. Walcott – $121; and Mr. Murphy $16; (c) perquisites with an aggregate value in excess of $10,000 as follows: for 2011 and 2010: Messrs. Argov, Graves, Loy, Walcott and Murphy $0; for 2009: Mr. Argov – $19,847 for tax and financial planning services, excess LTD coverage and club membership dues; Mr. Walcott – $13,459 for reimbursement of tax and financial planning services received in 2008 and 2009 but reimbursed in 2009, excess LTD coverage, executive physical exam and health club membership dues; (d) reimbursement for taxes owed with respect to excess LTD coverage as follows: for 2011: Mr. Argov – $1,600; Mr. Graves – $1,760; Mr. Loy – $906; Mr. Walcott – $1,256; and Mr. Murphy – $1,353; and for each of 2010 and 2009: Mr. Argov – $1,078; Mr. Graves – $1,227; Mr. Loy – $671; Mr. Walcott – $1,433; and Mr. Murphy – $1,308.

Fiscal Year 2011 Grants of Plan Based Awards

During the fiscal year ended December 31, 2011 the following plan based awards were granted to the named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Thresh- hold ($)	Target ($)	Maximum ($)	Thresh- hold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Gideon Argov		$225,000	$600,000	$1,125,000	—	—	—	—	—	—	—
	2/22/2011	—	—	—	—	—	—	54,794	139,806	$8.76	$1,199,996
Gregory B. Graves		$93,966	$250,575	$469,828	—	—	—	—	—	—	—
	2/22/2011	—	—	—	—	—	—	20,320	51,844	$8.76	$445,000
Bertrand Loy		$112,905	$301,080	$564,525	—	—	—	—	—	—	—
	2/22/2011	—	—	—	—	—	—	31,826	81,204	$8.76	$696,996
Peter W. Walcott		$78,604	$209,610	$393,019	—	—	—	—	—	—	—
	2/22/2011	—	—	—	—	—	—	17,169	43,805	$8.76	$375,996
John J. Murphy		$73,153	$195,075	$365,766	—	—	—	—	—	—	—
	2/22/2011	—	—	—	—	—	—	11,187	28,544	$8.76	$245,000

(1)	Awards under the Entegris Incentive Plan. See “Compensation Discussion and Analysis – Short Term Incentive Compensation” above.
(2)

These stock awards are grants of restricted stock units that vest ratably over four years on February 19th of 2012, 2013, 2014 and 2015. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

(3)

The indicated awards are stock option grants with an exercise price equal to the closing price on the NASDAQ of our stock on the indicated date of grant and that vest ratably over four years on each February 19th of 2012, 2013, 2014 and 2015. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

Employment Agreements. For information concerning payments to be made to Mr. Argov under his employment contract in the event of his termination, please see “Compensation Discussion and Analysis – Chief Executive Officer Compensation” above and the table included in “Potential Payments upon Termination or Change in Control” below. In addition to Mr. Argov Messrs Loy and Graves also have severance agreements which provide for payments upon termination of employment not related to a change in control of the Company. Pursuant to those agreements Messrs. Loy and Graves also entered into confidentiality, non-competition and non-solicitation covenants with the Company. For more information concerning these payments please see footnote 1 to the table included in “Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards at 2011 Fiscal Year End

The following table lists the number of securities underlying stock options and restricted stock and performance share awards outstanding as of December 31, 2011; there were no awards designated in units or other rights outstanding as of the end of the fiscal year:

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (2) (#)	Market Value of Shares of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
Gideon Argov	168,000	—	—	$6.96	3/11/2015	—	—	—	—
	230,000	140,000	—	$1.13	2/19/2016	—	—	—	—
	59,632	119,264	—	$5.40	2/19/2017	—	—	—	—
	—	139,806	—	$8.76	2/19/2018	—	—	—	—
	—	—	—	—	—	67,086	$585,661	—	—
	—	—	—	—	—	54,794	$478,352	—	—
	—	—	—	—	—	75,000	$654,750	—	—

Gregory B Graves	46,500	—	—	$8.52	9/3/2012	—	—	—	—
	45,000	—	—	$13.50	10/15/2013	—	—	—	—
	47,000	—	—	$8.37	10/15/2014	—	—	—	—
	70,000	—	—	$7.07	2/21/2015	—	—	—	—
	—	58,334	—	$1.13	2/19/2016	—	—	—	—
	—	51,638	—	$5.40	2/19/2017	—	—	—	—
	—	51,844	—	$8.76	2/19/2018	—	—	—	—
	—	—	—	—	—	29,047	$253,580	—	—
	—	—	—	—	—	20,320	$177,394	—	—
	—	—	—	—	—	31,250	$272,813	—	—

Bertrand Loy	70,000	—	—	$7.07	2/21/2015	—	—	—	—
	150,000	—	—	$6.43	7/7/2015	—	—	—	—
	—	58,333	—	$1.13	2/19/2016	—	—	—	—
	34,834	69,666	—	$5.40	2/19/2017	—	—	—	—
	—	81,204	—	$8.76	2/19/2018	—	—	—	—
	—	—	—	—	—	39,188	$342,111	—	—
	—	—	—	—	—	31,826	$277,841	—	—
	—	—	—	—	—	31,250	$272,813	—	—

Peter W. Walcott	42,000	—	—	$7.07	2/21/2015	—	—	—	—
	—	35,000	—	$1.13	2/19/2016	—	—	—	—
	—	38,989	—	$5.40	2/19/2017	—	—	—	—
	—	43,805	—	$8.76	2/19/2018	—	—	—	—
	—	—	—	—	—	21,932	$191,466	—	—
	—	—	—	—	—	17,169	$149,885	—	—
	—	—	—	—	—	18,750	$163,688	—	—

John J. Murphy	15,000	25,000	—	$1.13	2/19/2016	—	—	—	—
	—	33,061	—	$5.40	2/19/2017	—	—	—	—
	—	28,544	—	$8.76	2/19/2018	—	—	—	—
	—	—	—	—	—	18,597	$162,352	—	—
	—	—	—	—	—	11,187	$97,663	—	—
	—	—	—	—	—	12,500	$109,125	—	—

(1)

These options vest as follows: Mr. Argov – 140,000 shares on February 19th in 2012; 59,632 shares on February 19th of 2012 and 2013; 34,951 and 34,952 shares on February 19th of each of 2012 and 2014 and 2013 and 2015, respectively; Mr. Graves – 58,334 shares on February 19, 2012; 25,819 on February 19th of each of 2012 and 2013; and 12,961 shares on February 19th of each of 2012, 2013, 2014 and 2015; Mr. Loy – 58,333 shares on February 19, 2012, 34,833 shares on February 19th of each of 2012 and 2013 and 20,301 shares on February 19th of each of 2012, 2013, 2014 and 2015; Mr. Walcott – 35,000 shares on February 19, 2012; 19,494 shares on February 19, 2012 and 19,495 shares on February 19th of 2013; and 10,951 and 10,952 shares on February 19th of each of 2012, 2013 and 2014, and 2015, respectively; and Mr. Murphy – 25,000 shares on February 19, 2012; 16,530 shares on February 19, 2012 and 16,531 shares on February 19, 2013; and 7,136 shares on February 19th of each of 2012, 2013, 2014 and 2015.

(2)

Restrictions on the indicated shares of restricted stock lapse as follows: Mr. Argov – 37,500 on February 19th of each of 2012 and 2013; 22,362 shares on February 19th of each of 2012, 2013 and 2014 and 13,698 and 13,699 shares on February 19th of each of 2012 and 2014, and 2013 and 2015, respectively; Mr. Graves – 15,625 shares on February 19th of each of 2012 and 2013; 9,682 and 9,683 shares on February 19th of each of 2012 and 2013 and 2014, respectively; and 5,080 shares on February 19th of each of 2012, 2013, 2014 and 2015. Mr. Loy – 15,625 on February 19th of each of 2012 and 2013; 13,062 and 13,063 shares on February 19, 2013 and on February 19th of each of 2012 and 2014, respectively; and 7,956 and 7,957 shares on February 19th of each of 2012 and 2014, and 2013 and 2015, respectively; Mr. Walcott – 9,375 shares on February 19th of each of 2012 and 2013; 7,310 and 7,311 shares on February 19, 2013 and February 19th of each of 2012 and 2014, respectively; 4,292 and 4,293 shares on February 19th of each of 2012, 2013 and 2014, and of 2015, respectively; Mr. Murphy – 6,250 shares on February 19th of each of 2012 and 2013; 6,199 shares on February 19th of each of 2012, 2013 and 2014; and 2,796 and 2,797 shares on February 19th of 2012, and each of 2013 2014, and 2015, respectively.

(3)	The indicated value is calculated using the closing price for the Company’s common stock on December 31, 2011 ($8.73).

Fiscal Year 2011 Option Exercises and Stock Vested

The following table lists the stock option exercises by, and the number of shares of restricted stock vested with respect to, the named executive officers during the fiscal year ended December 31, 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (2) (#)	Value Realized on Vesting (3) ($)
(a)	(b)	(c)	(d)	(e)
Gideon Argov	675,500	$686,242	64,362	$588,912
Gregory B. Graves	91,653	$541,205	28,507	$260,839
Bertrand Loy	58,333	$450,780	82,687	$799,586
Peter W. Walcott	54,495	$336,297	19,085	$174,628
John J. Murphy	79,531	$402,776	14,049	$128,548

(1)	Value realized upon exercise of option awards is based on the difference between the exercise price and the closing value of the Company’s stock on the date of exercise.
(2)	Includes both restricted stock units that vested during the fiscal year and performance shares that were earned and vested during the fiscal year.
(3)	Value realized on vesting of stock awards based on the closing value of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation

Pursuant to the Company’s SERP, certain executives, including named executive officers, may defer eligible compensation in excess of the maximum deferral amount allowed under the terms of the Company’s 401(k) Plan. Deferral elections are made by eligible executives in December of each year for amounts to be contributed in the following year. Compensation that may be deferred into the SERP include employee and matching employer contributions as well as any employer discretionary profit sharing contributions to the 401(k) Plan that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. As noted above, discretionary profit sharing contributions were discontinued in 2009. Payment of distributions to the participant under the SERP may be made only upon the retirement, death, disability or other termination of employment with the Company and shall be paid in a lump sum six months following the date of such termination. No SERP distributions may be made to a participant while still employed by Entegris. SERP participants are 100% vested with respect to participant and employer matching contributions; employer profit sharing contributions vest beginning after 2 years of service in 25% annual increments until the participant is 100% vested after 5 years of service. SERP participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the SERP participant, which may be allocated among the same 27 investment funds as are offered with respect to the 401(k) Plan accounts.

Fiscal Year 2011 Nonqualified Deferred Compensation

The following table lists the deferred contributions by the named executive officers, by the Company for the benefit of the named executive officers and the aggregate earnings, withdrawals and account balances for the named executive officers during the fiscal year ended December 31, 2011:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Gideon Argov	$0	$12,200	$859	0	$146,790
Gregory B. Graves	$23,218	$20,048	$3,718	0	$160,178
Bertrand Loy	$0	$6,700	($12,921)	0	$370,103
Peter W. Walcott	$0	$10,617	$5,270	0	$459,044
John J. Murphy	$5,172	$12,535	($2,082)	0	$62,508

(1)	The employer matching contribution reflected in column (c) is established by an offset formula which includes contributions to the employee’s 401(k) account in the calculation of the employer matching contribution under the SERP. The amounts listed for each of the named executive officers in column (c) is detailed with respect to each named executive officer in footnote 4 to the Summary Compensation Table above in clause (b) of that footnote.
(2)	The amounts listed for each of the named executive officers in column (d) is determined by the size of the SERP account of the respective named executive officers and by their respective investment elections under the SERP.

The Company also maintains a Deferred Compensation Plan that permits eligible participants, subject, to certain restrictions, to defer a specified portion of his or her base salary, incentive compensation and stock compensation for a fixed period specified by the eligible participant at the time the deferral election is made. Eligible participants are those employees who qualify as highly compensated within the meaning of ERISA and who have been designated as eligible by the Management Development & Compensation Committee of the Company’s Board of Directors. Amounts deferred under this plan receive notional earnings based on the investment performance of investments selected by the eligible participant from among the same selection of 27 investment funds as are offered under the Company’s 401(k) plan. During 2011 none of the named executive officers participated in this plan.

Potential Payments Upon Termination or Change In Control

Under Mr. Argov’s employment contract described above under “Compensation Discussion and Analysis – Chief Executive Officer Compensation”, in the event of the termination of Mr. Argov’s employment under certain circumstances, he will be entitled to severance benefits that vary depending on the circumstances of the termination, including the severance benefits to which he is entitled in the event of a termination following a “change of control” (see the definition in the next paragraph) which are substantially identical to the change of control agreements described below. If Mr. Argov is terminated by Entegris or a successor other than for cause, if he terminates his own employment for good reason or if Entegris or its successor elects not to extend the agreement for any of the otherwise automatic one-year extension periods, he will receive, in addition to all forms of compensation that he has accrued prior to termination, (i) payment of base salary commencing with the first regular payday in the seventh month following the date of termination for two years following the date of termination (or through the day immediately preceding the third anniversary of the effective date of the agreement if termination occurs prior to the first anniversary of the effective date of the agreement); (ii) the greater of two times the target bonus or the highest bonus paid to Mr. Argov during the three years prior to termination; (iii) continuation of health, dental and group life insurance coverage through the date Mr. Argov continues to receive his base salary following termination or the date he becomes eligible for such coverage with a different employer; (iv) immediate vesting of all outstanding unvested equity awards; and (v) reimbursement of up to $15,000 in outplacement services. Mr. Argov agreed to non-competition and non-solicitation covenants with Entegris for a period of two years following the termination of his employment.

There are currently effective agreements with Messrs. Graves, Loy, Walcott and Murphy as well as four other executive officers to provide them with certain severance benefits in the event of a “Change of Control” of Entegris. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding Common Stock (which percentage is two times the threshold percentage which triggers shareholder rights under the Company’s Rights Agreement, dated August 8, 2005), if those members who constituted a majority of the Board of Directors cease to be so, if an agreement for the merger or other acquisition of the Company is consummated. If during the two-year period following a Change of Control the executive’s employment is terminated or if the executive terminates employment for “good cause” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), a so-called “double trigger”, then the executive will become immediately entitled to:

(i)	payment of all unpaid compensation and expenses earned or incurred prior to the date of termination;

(ii)	a lump sum severance payment equal to the sum of two times the executive’s base salary plus two times the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination;

(iii)	medical, dental and life insurance benefits for executive and executive’s family members for a period of two years following the date of termination;

(iv)	immediate vesting of all unvested stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options), and the immediate lapse of all restrictions on executive’s restricted stock and restricted stock units; and

(v)	up to $15,000 of outplacement services.

Estimate of Change in Control Severance Benefits. The following table estimates potential payments following a change in control if our named executive officers were terminated by us without “cause” or if the named executive officer terminated “for good reason” on December 31, 2011:

Name (1)	Salary ($)	Cash Variable Compensation Payment (2)	Insurance and other Benefits (3)	Net Value of In-The Money Options (4)	Aggregate Value of Restricted Stock and Restricted Stock Units (5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Gideon Argov	$1,200,000	$2,040,000	$42,151	$3,705,084	$1,718,762	$8,705,997
Gregory B. Graves	$663,362	$829,044	$40,549	$758,178	$703,786	$2,994,919
Bertrand Loy	$794,700	$984,938	$40,549	$1,252,516	$892,765	$3,965,468
Peter W. Walcott	$556,170	$699,454	$33,609	$465,553	$505,039	$2,259,825
John J. Murphy	$517,244	$649,256	$33,070	$414,093	$369,139	$1,982,802

(1)	As of December 31, 2011, except for Messrs. Argov, Graves and Loy, all executive officers (including Messrs. Murphy and Walcott) are employees-at-will. As described above, in the event of a termination of Mr. Argov under circumstances unrelated to a change in control, he will receive the same benefits described in this table; in the case of such a termination of Messrs. Graves and Loy they will receive the benefits listed in the table except those listed in column (c).
(2)	Based upon the 2010 variable compensation pay out, being the highest in the three years ended December 31, 2011.

(3)	Reflects the premiums to be paid by the Company to provide the named executive officer with health and dental benefits substantially similar to those they were receiving as of December 31, 2011 (with an assumed 5% premium increase per year); the premiums to be paid by the Company to provide the named executive officer with continuation of group term life insurance as well as the cost paid by the Company for the outplacement allowance referred to above.
(4)	Reflects the net value of in-the-money vested and unvested stock options based on the Company’s closing stock price on December 31, 2011 ($8.73).
(5)	Reflects the value of restricted stock and restricted stock units still subject to restrictions based on the Company’s closing stock price on December 31, 2011 ($8.73).

The change in control agreements also provide for an additional tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code of 1986 as a result of any payments or benefits received by him. The change in control agreements also include a confidentiality covenant and two year post-termination non-competition and non-solicitation covenants by each named executive officer.

Management Development & Compensation Committee Interlocks and Insider Participation

The current members of the Management Development & Compensation Committee of the Company’s Board of Directors are Michael A. Bradley, Chairman, Marvin D. Burkett and Roger D. McDaniel. No member of the Management Development & Compensation Committee was at any time during fiscal year 2011 an officer or employee or former officer or employee of either the Company or of any subsidiary, nor has any member of such Committee had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2011, no executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of the Company.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The Management Development & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K under the Securities Act of 1933 with management and, based on such review and discussions, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael A. Bradley, Chairman

Marvin D. Burkett

Roger D. McDaniel

OWNERSHIP OF ENTEGRIS COMMON STOCK

Management Holdings of Entegris Common Stock

The following table sets forth information concerning the number of shares of Entegris Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the named executive officers and all directors and executive officers as a group as of January 31, 2012 or subject to acquisition by any of them within sixty days following such date. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or executive officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount And Nature of Shares Beneficially Owned (1) (2)		% of Class (3)
Gideon Argov	1,255,245		*
Michael A. Bradley	186,439		*
Marvin D. Burkett	21,129		*
R. Nicholas Burns	0		*
Daniel W. Christman	134,943	(4)	*
Gregory B. Graves	289,601		*
Bertrand Loy	454,661		*
Roger D. McDaniel	64,962		*
John J. Murphy	118,557		*
Paul L.H. Olson	94,824		*
Brian F. Sullivan	136,607		*
Peter W. Walcott	129,014		*
All Directors and Executive Officers as a Group (16) persons including those listed above):	3,418,496	(5)	2.5

*	None of these officers or directors owns as much as 1.0% of Entegris common stock.
(1)	Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Entegris stock option plans which the following directors and executive officers have the right to acquire within 60 days following January 31, 2012: Mr. Argov – 692,215 shares; Mr. Bradley – 45,870 shares; Mr. Burkett – 5,000 shares; Mr. Christman – 31,970 shares; Mr. Graves – 259,114 shares; Mr. Loy – 368,301 shares; Mr. McDaniel, – 27,000 shares; Mr. Murphy – 48,666 shares; Mr. Olson – 24,000 shares; Mr. Sullivan – 24,000 shares; and Mr. Walcott – 107,445 shares.
(2)	Includes restricted stock units which is subject to forfeiture and other restrictions which lapse annually in accordance with the schedule specified in the respective awards, within 60 days following January 31, 2012 as follows: Mr. Argov – 73,560 shares, Mr. Graves – 30,387 shares; Mr. Loy – 36,644 shares; Mr. Murphy – 15,245 shares; and Mr. Walcott – 20,978 shares.
(3)	Calculated based on 136,078,713 issued and outstanding shares of Entegris common stock as of January 31, 2012.
(4)	Includes 695 shares held in the name of Mr. Christman’s wife as to which he disclaims beneficial ownership.
(5)	Includes 2,281,213 shares subject to acquisition by executive officers and directors within 60 days following January 31, 2012 as described in footnotes 1 and 2 above.

Other Principal Holders of Entegris Common Stock

Based on Schedule 13G Reports filed through February 28, 2012 with the Securities and Exchange Commission, the following persons are believed by the Company to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities, as of December 31, 2011:

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
FMR LLC	15,658,356	(2)	11.5%
82 Devonshire Street
Boston, MA 02109

GMT Capital Corp.	13,878,900	(3)	10.2%
2100 RiverEdge Parkway, Suite 840
Atlanta, GA 30328

AllianceBernstein LP	9,350,118	(4)	6.9%
1345 Avenue of the Americas
New York, NY 10105

BlackRock, Inc.	8,157,533	(5)	6.0%
40 East 52nd Street
New York, NY 10022

Chilton Investment Company LLC	8,082,622	(6)	5.9%
1290 East Main Street, 1st Floor
Stamford, CT 06902

Vanguard Group, Inc.	6,985,083	(7)	5.1%
PO Box 2600 V26
Valley Forge, PA 19482-2600

(1)	Calculated based on 136,078,713 outstanding shares of Entegris common stock as of January 31, 2012.
(2)	With respect to the shares reported by FMR LLC, a parent holding company, it is reported that it exercises sole dispositive power with respect to all of such shares and sole voting power with respect to 2,100 of such shares.
(3)	With respect to the shares reported by Thomas, Claugus and GMT Capital Corp. (“GMT”) for itself and as the general partner of (i) Bay Resource Partners, L.P. (“Bay 1”), (ii) Bay II Resource Partners, L.P. (“Bay 2”), and as the investment manager of (iii) Bay Resource Partners Offshore Master Fund, L.P. (“Bay OS”) and, (iv) certain other accounts; the reporting persons report that Bay 1 holds shared voting and dispositive power over 1,710,100 shares, Bay 2 holds shared voting and dispositive power over 3,975,900 shares, Bay OS holds shared voting and dispositive power over 7,285,000 shares, GMT holds shared voting and dispositive power over 13,493,600 shares, and Thomas E. Claugus holds sole voting and dispositive power over 385,300 shares and shared voting and dispositive power over 13,493,600 shares.
(4)	With respect to the shares reported by AllianceBernstein LP, a registered investment advisor, it is reported that it is deemed to have sole dispositive power with respect to 9,198,838 of such shares, shared dispositive power with respect to 151,280 of such shares and sole voting power with respect to 7,879,403 of such shares.
(5)	With respect to the shares reported by BlackRock, Inc., a parent holding company, it is reported that it exercises sole dispositive power and sole voting power with respect to all of such shares.
(6)	With respect to the shares reported by Chilton Investment Company LLC, a registered investment advisor, it is reported that it exercises sole dispositive power and sole voting power with respect to all of such shares.
(7)	With respect to the shares reported by Vanguard Group, Inc., a registered investment advisor, it is reported that it exercises sole dispositive power with respect to 6,785,981 of such shares, shared dispositive power with respect to 199,102 of such shares and sole voting power with respect to 199,102 of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Entegris Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. During 2011, three Form 4s were filed late with respect to the following officers and directors: Mr. Argov (sale of 16,500 shares – one day late), Mr. Burns (grants of equity awards covering 26,806 shares – four days late), and Mr. Walcott (sale upon release of 360 performance shares – eighty-eight days late) due to internal and external communication errors.

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is composed of three members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter and in Rule 4200(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2011 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit & Finance Committee selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2011, which selection was ratified by the Stockholders at the 2011 Annual Meeting of Stockholders. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent registered public accounting firm, the following matters:

•	the plan for, and the independent accountants’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged with Governance) with KPMG LLP, the Company’s independent registered public accounting firm for 2011. Statement on Auditing Standards No. 114 requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communication with Audit Committees Concerning Independence). PCAOB Rule 3526 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent registered public accounting firm the matters disclosed in this communication and that firm’s independence from Entegris. The Audit & Finance Committee also considered whether the provision of the audit related and tax services to Entegris by the independent registered public accounting firm, which are referred to under “PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012” below, is compatible with maintaining such auditors’ independence and concluded that the independent registered public accounting firm met the specified independence standards.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent registered public accounting firm, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material”, deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

Marvin D. Burkett, Chairman

Roger D. McDaniel

Brian F. Sullivan

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

KPMG LLP (“KPMG”), independent registered public accounting firm, has reported on the Company’s consolidated financial statements for the years ended December 31, 2011, 2010 and 2009. The Audit & Finance Committee selected KPMG as the Company’s independent registered public accounting firm for 2012 and has also reviewed and approved the scope and nature of the services to be performed for Entegris by that firm. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. The engagement agreement entered into with KPMG for fiscal year 2012 is subject to mediation and arbitration procedures as the sole method for resolving disputes.

Ratification of the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company. The Sarbanes-Oxley Act of 2002 requires the Audit & Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the selection of KPMG is not ratified by the majority of the votes cast by the stockholders entitled to vote at the Annual Meeting, the Audit & Finance Committee will reconsider whether to retain KPMG, and may retain that firm or another firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of ratification of the appointment, the Audit & Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of KPMG regularly attend meetings of the Audit & Finance Committee. The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, publicly traded companies are prohibited from obtaining certain non-audit services from its independent registered public accounting firm. In 2011 and 2010, we did not obtain any of these prohibited services from KPMG. Entegris uses other accounting firms for these types of non-audit services. For additional information concerning the Audit & Finance Committee and its activities with KPMG, see “Corporate Governance” and “Report of the Audit & Finance Committee” above.

Audit Fees

Aggregate fees for professional services rendered for the Company by KPMG for the fiscal years ended December 31, 2011 and 2010 were:

Service	Year ended December 31, 2011	Year ended December 31, 2010
Audit Fees	$1,058,000	$986,000
Audit Related Fees	28,000	18,000
Tax Fees	$465,000	147,000
All Other Fees	—	—

Total	$1,551,000	$1,151,000

The Audit services for the years ended December 31, 2011 and 2010, consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002 for the years ended December 31, 2011 and

2010; the statutory audits of certain of the Company’s foreign subsidiaries, the review of the Company’s interim consolidated financial statements in quarterly reports to the Securities & Exchange Commission; and the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings with the SEC.

The fees for Audit Related services for the years ended December 31, 2011 and 2010 were for incidental audit related procedures performed for the Company related to an audit by the Malaysia Industrial Development Authority and a securities registration statement for the 2010 Stock Plan as well as for certain foreign subsidiary matters.

The fees for Tax services for the year ended December 31, 2011 were for tax planning in connection with an internal restructuring of our foreign subsidiaries and the establishment of a management hub in Singapore and for both of the years ended December 31, 2011 and 2010, included services related to tax compliance, tax planning and tax advice for the Company.

There were no fees for All Other services for the years ended December 31, 2011 or 2010.

Effective August 10, 2005, the Company’s Board of Directors adopted the charter of the Audit & Finance Committee which requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “Investors” – “Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non audit services (“Services”) effective August 10, 2005. Under this policy Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent registered public accounting firm and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chairman of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chairman is subject to review by the full Audit & Finance Committee. All of the fees listed as paid for 2011 and 2010 in the table above received pre-approval by the Company’s Audit & Finance Committee.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for 2012.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers, who are listed in the Summary Compensation Table above. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this proxy statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this proxy statement, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED:	That the stockholders of Entegris, Inc. (“Entegris”) hereby approve, on an advisory basis, the compensation of Entegris’ named executive officers, as disclosed in Entegris’ Proxy Statement for the 2012 Annual Meeting of Stockholders under the heading entitled “Executive Compensation” pursuant to Item 402 of Regulation S-K including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Management Development & Compensation Committee. Our Board of Directors and the Management Development & Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

At our 2011 Annual Meeting of Stockholders, our stockholders approved the recommendation of the Board of Directors that the frequency of advisory votes on executive compensation occur every year. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation at least once every six years. Accordingly, the next shareholder advisory vote on frequency will occur at the 2017 Annual Meeting of Stockholders.

The Board of Directors recommends a vote “FOR” the adoption of the above resolution indicating approval of the compensation of our named executive officers.

STOCKHOLDER PROPOSALS AND NOMINEES FOR 2013 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than December 3, 2012 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Proposals should be addressed to Peter W. Walcott, Senior Vice President, General Counsel and Secretary, Entegris, Inc., 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws any stockholder of record of Entegris may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Entegris at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected; and (v) a statement whether such nominee, if elected, has agreed to tender, promptly following such election, an irrevocable resignation to be effective if, at the next meeting for the election of directors: (A) the director does not receive the majority vote required by Section 3.3 of the By-Laws and (B) the Board of Directors accepts such resignation; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company which are beneficially owned by such stockholder; (iii) the class or series and number of shares of capital stock of the Company that are beneficially owned by each associate of the stockholder or beneficial owner as of the date of the notice; (iv) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such stockholder and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); (v) a description of any agreement, arrangement or understanding (whether or not in writing and including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or in cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of capital stock of the Company, including the notional number of shares that are the subject of such agreement, arrangement or understanding; (vi) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Company, including the number of shares that are the subject of such agreement, arrangement or understanding; and (vii) a description of all direct and indirect compensation and any other material agreement, arrangement, understanding or relationship during the past three years between or among such stockholder and its affiliates and associates, or others with whom such stockholder is acting in concert, on the one hand, and each such nominee and his or her affiliates and associates, or others with whom such nominee is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Securities & Exchange Commission Regulation S-K if the stockholder making the nomination, or any affiliate or associate of such stockholder or person with whom the stockholder is acting in concert, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. Further, under the By-Laws the Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Under the Company’s By-Laws, nominees for director submitted by stockholders for inclusion in the Company’s 2013 proxy statement must be received no earlier than January 2, 2013 and no later than

February 1, 2013. Unless the information specified above is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention Peter W. Walcott, Senior Vice President, General Counsel and Secretary, within such period, nominees will not be included in the Company’s 2013 proxy statement.

Likewise the By-Laws specify that the period for receipt of timely notice of stockholder proposals for submission to the Entegris 2013 Annual Meeting of Stockholders without inclusion in the Company’s 2013 proxy statement is not earlier than January 2, 2013 and not later than February 1, 2013. Unless such notice is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention Peter W. Walcott, Senior Vice President, General Counsel and Secretary, within such period, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 accompanies this proxy statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, by writing to Gregory B. Graves, Executive Vice President & Chief Financial Officer, Entegris, Inc. at the Company’s offices at 117 Jonathan Boulevard N, Chaska MN 55318. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is available through the web site of the Securities & Exchange Commission (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investors” section under the heading “Financial Information – SEC Filings”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

Peter W. Walcott

Senior Vice President, General Counsel & Secretary

Billerica, Massachusetts

April 2, 2012

ENTEGRIS, INC. 129 CONCORD RD. ATTN: STEVEN CANTOR BILLERICA, MA 01821

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

     TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors
Nominees
01	Gideon Argov 02 Michael A. Bradley 03 Marvin D. Burkett 04 R. Nicholas Burns 05 Daniel W. Christman
06	Roger D. McDaniel 07 Paul L.H. Olson 08 Brian F. Sullivan
The Board of Directors recommends you vote FOR proposals 2 and 3:								For	Against	Abstain
2	Ratify Appointment of KPMG LLP as Entegris, Inc.’s Independent Registered Public Accounting Firm for 2012.							☐	☐	☐
3	Approval of the compensation paid to Entegris, Inc.’s named executive officers (advisory vote).							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

ENTEGRIS, INC.

Annual Meeting of Stockholders

May 2, 2012 10:00 AM

This proxy is solicited by the Board of Directors

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Gideon Argov, Gregory B. Graves and Peter W. Walcott and each of them singly, your proxies and attorneys with the powers you would possess if personally present and with full power of substitution, to vote all shares of Common Stock of Entegris, Inc. held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris, Inc. to be held at 129 Concord Road, Billerica MA, on May 2, 2012 at 10:00 a.m. local time and at any adjournments of said meeting upon all subjects that may properly come before the meeting, subject to any directions indicated on this proxy.

IF NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL EIGHT NOMINEES, FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM; FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side